Exhibit 99.1

Contact:
Investor Relations
(404) 745-2889

CARTER’S, INC. REPORTS FIRST QUARTER RESULTS

•	NET SALES INCREASED $27 MILLION, UP 8%
•	NET INCOME INCREASED $5 MILLION, UP 42%, INCLUDING $6 MILLION IN AFTER-TAX RESTRUCTURING CHARGES

Atlanta, Georgia, April 28, 2009 / Business Wire -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today reported its first quarter 2009 results.

“The trends in our business continue to be favorable, despite a very difficult retail market,” said Michael D. Casey, Chief Executive Officer.  "In this economy, consumers are more cautious with their spending, and we believe that the compelling value and nature of our product offerings, combined with the investments we have made in product benefits, brand presentation, and retail store operations, give us a competitive advantage.

“In addition, we have recently taken steps to improve our cost structure in order to stay ahead of the risks inherent in this economy,” continued Mr. Casey.  “We are committed to improving the profitability of the Company and believe these actions will contribute meaningfully to our long-term growth objectives.”

First Quarter Highlights

Consolidated net sales increased 8.1% to $356.8 million.  Net sales of the Company’s Carter’s brands increased 6.1% to $283.6 million.  Net sales of the Company’s OshKosh brand increased 16.6% to $73.2 million.

Consolidated retail sales increased 17.6% to $153.8 million.  Carter’s retail segment sales increased 18.0% to $101.9 million, with comparable store sales increasing 5.2%.  OshKosh retail segment sales increased 16.8% to $51.8 million, with comparable store sales increasing 11.1%.  Consolidated retail operating income increased $11.5 million to $16.3 million.  Increased sales, improved gross margin, and improved inventory management contributed to the growth in earnings.

In the first quarter of fiscal 2009, the Company opened seven Carter’s retail stores.  As of the end of the first quarter, the Company operated 260 Carter’s and 165 OshKosh retail stores.

Carter’s wholesale sales increased 4.3% to $122.9 million due to strong product sell-through performance.  OshKosh wholesale sales increased 15.9% to $21.4 million due to timing of shipments.

The Company’s mass channel sales, which are comprised of sales of its Child of Mine brand to Walmart and Just One Year brand to Target, decreased 6.6% to $58.7 million due to timing of shipments.

The Company has announced a restructuring initiative comprised of a net reduction of its corporate workforce of approximately 10%, including the closure of its Oshkosh, Wisconsin facility; the closure of one of the Company's three distributions centers; and a program to improve the efficiency of retail store labor and benefits expenses.  The Company has also reduced discretionary spending, including implementing a wage freeze and suspending the Company's matching contribution to its 401(k) plan.

As a result of the workforce reduction and distribution facility closure, the Company has recorded pre-tax charges of approximately $8.7 million related to severance, asset impairment, accelerated depreciation, and other closure costs.  The Company expects to incur approximately $2.0 million of additional severance and accelerated depreciation charges in the second quarter of fiscal 2009.  The Company expects to incur approximately $4.0 million of expenses throughout the balance of 2009 related to recruiting, relocation, and retention costs in order to consolidate certain functions currently managed in the Company’s Oshkosh, Wisconsin facility into the Company’s other corporate offices.  Pre-tax annual savings resulting from the Company’s restructuring activities are expected to be approximately $10.0 million.

Reported operating income in the first quarter of fiscal 2009 was $28.6 million, an increase of 39.0% from $20.6 million in the first quarter of fiscal 2008.  Excluding the effect of certain items in the current year, which are detailed at the end of this release, adjusted operating income increased 81.5% to $37.3 million, driven primarily by growth in earnings from the Carter’s and OshKosh retail segments.

Reported net income increased 41.6% to $16.4 million, or $0.28 per diluted share, compared to $11.6 million, or $0.19 per diluted share, in the first quarter of fiscal 2008.  Excluding the effect of certain items in the current year, which are detailed at the end of this release, adjusted net income for the first quarter of fiscal 2009 increased 89.2%, and adjusted diluted earnings per share increased 100% to $0.38 per diluted share.

A reconciliation of income as reported under accounting principles generally accepted in the United States of America (“GAAP”) to income adjusted for certain items is provided at the end of this release.

Cash flow from operations in the first quarter increased $4.4 million over the first quarter of fiscal 2008 due primarily to increased earnings.

Outlook

Due to earlier demand by wholesale and mass channel customers which benefited the first quarter, second quarter sales are expected to be flat to down low single digits compared to the second quarter of fiscal 2008.  Excluding the effect of 2009 restructuring charges and the executive retirement charges recorded in fiscal 2008, second quarter adjusted earnings per share are expected to be down $0.07 to $0.10 compared to the second quarter of fiscal 2008.

For the second half of fiscal 2009, net sales are expected to be comparable to the second half of fiscal 2008 due to an expected reduction in mass channel sales, which will offset growth expected in other segments of the business.  Performance comparisons for the second half of fiscal 2009 will be more challenging due to the sales growth achieved in the second half of fiscal 2008.  Excluding the asset write-down recorded in the second half of fiscal 2008, low single digit percentage growth in earnings per share is expected compared to the second half of fiscal 2008, with earnings growth weighted to the fourth quarter.

Conference Call

The Company will hold a conference call with investors to discuss first quarter results on April 29, 2009 at 8:30 a.m. Eastern Time.  To participate in the call, please dial 913-312-1448.  To listen to a live broadcast of the call on the internet, please log on to www.carters.com and select the “Q1 2009 Earnings Conference Call” link under the “Investor Relations” tab.  The conference call will be simultaneously broadcast on the Company’s website at www.carters.com.  Presentation materials for the call can be accessed on the Company’s website at www.carters.com by selecting the “Conference Calls & Webcasts” link under the “Investor Relations” tab.  A replay of the call will be available shortly after the broadcast through May 8, 2009, at 719-457-0820, passcode 4569492.  The replay will be archived on the Company’s website at the same location.

For more information on Carter’s, Inc., please visit www.carters.com.

Cautionary Language

Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2009 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include: a decrease in sales to, or the loss of one or more of, the Company’s key customers; increased competition in the baby and young children’s apparel market; the acceptance of the Company’s products in the marketplace; deflationary pricing pressures; our dependence on foreign supply sources; failure of our foreign supply sources to meet our quality standards or regulatory requirements; negative publicity; leverage, which increases the Company’s exposure to interest rate risk and could require the Company to dedicate a substantial portion of it’s cash flow to repay debt principal; an inability to access suitable financing due to the current economic crisis; a continued decrease in the overall value of the United States equity markets due to the current economic crisis; a continued decrease in the overall level of consumer spending; changes in consumer preference and fashion trends; the impact of governmental regulations and environmental risks applicable to the Company’s business; the breach of the Company’s consumer databases; the ability of the Company to adequately forecast demand, which could create significant levels of excess inventory; the ability of the Company to identify new retail store locations, and negotiate appropriate lease terms for the retail stores; the ability to attract and retain key individuals within the organization; failure to realize the revenue growth and earnings forecasts of OshKosh B’Gosh, Inc., which could further impact the carrying value of the Company’s intangible assets; and seasonal fluctuations in the children’s apparel business.  Many of these risks are further described in the most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission under the headings “Risk Factors” and “Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Three-month periods ended
	April 4, 2009	March 29, 2008
Net sales:

Carter’s:
Wholesale	$122,897	$117,832
Retail	101,930	86,402
Mass Channel	58,745	62,924
Carter’s net sales	283,572	267,158

OshKosh:
Retail	51,828	44,365
Wholesale	21,387	18,449
OshKosh net sales	73,215	62,814

Total net sales	356,787	329,972

Cost of goods sold	229,440	225,057
Gross profit	127,347	104,915
Selling, general, and administrative expenses	99,130	92,276
Workforce reduction and facility closure costs	8,420	--
Royalty income	(8,762)	(7,914)
Operating income	28,559	20,553
Interest expense, net	3,175	4,520
Income before income taxes	25,384	16,033
Provision for income taxes	9,016	4,474
Net income	$16,368	$11,559

Basic net income per common share	$0.29	$0.20

Diluted net income per common share	$0.28	$0.19

Basic weighted-average number of shares outstanding	55,958,825	57,215,027

Diluted weighted-average number of shares outstanding	57,749,815	59,306,222

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(unaudited)
	For the three-month periods ended
(dollars in thousands)	April 4, 2009	% of Total	March 29, 2008	% of Total

Net sales:
Carter’s:
Wholesale	$122,897	34.4%	$117,832	35.7%
Retail	101,930	28.6%	86,402	26.2%
Mass Channel	58,745	16.5%	62,924	19.1%
Carter’s net sales	283,572	79.5%	267,158	81.0%

OshKosh:
Retail	51,828	14.5%	44,365	13.4%
Wholesale	21,387	6.0%	18,449	5.6%
OshKosh net sales	73,215	20.5%	62,814	19.0%

Total net sales	$356,787	100.0%	$329,972	100.0%

Operating income (loss):		% of segment net sales		% of segment net sales
Carter’s:
Wholesale	$24,179	19.7%	$21,559	18.3%
Retail	16,588	16.3%	11,442	13.2%
Mass Channel	8,035	13.7%	6,742	10.7%

Carter’s operating income	48,802	17.2%	39,743	14.9%

OshKosh:
Wholesale	44	0.2%	(2,524)	(13.7)%
Retail	(331)	(0.6)%	(6,733)	(15.2)%
Mass Channel (a)	706	--	531	--

OshKosh operating income (loss)	419	0.6%	(8,726)	(13.9)%

Segment operating income	49,221	13.8%	31,017	9.4%

Corporate expenses (b)	(11,920)	(3.3)%	(10,464)	(3.2)%

Workforce reduction and facility closure costs (c)	(8,742)	(2.5)%	--	--

Net corporate expenses	(20,662)	(5.8)%	(10,464)	(3.2)%

Total operating income	$28,559	8.0%	$20,553	6.2%

(a)	OshKosh mass channel consists of a licensing agreement with Target Stores. Operating income consists of royalty income, net of related expenses.

(b)
Other reconciling items generally include expenses related to severance and relocation, executive management, finance, stock-based compensation, building occupancy, information technology, certain legal fees, incentive compensation, consulting, and audit fees.

(c)
Includes closure costs associated with the Company’s Barnesville, Georgia distribution facility of $3.3 million consisting of severance, asset impairment charges, and other closure costs, $0.3 million in related accelerated depreciation, $1.8 million of asset impairment charges related to the Company’s Oshkosh, Wisconsin facility, and $3.3 million of severance related to the Company’s corporate workforce reduction.

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	April 4, 2009	January 3, 2009	March 29, 2008
ASSETS
Current assets:
Cash and cash equivalents	$186,834	$162,349	$65,546
Accounts receivable, net	112,931	106,060	128,501
Finished goods inventories, net	153,941	203,486	174,232
Prepaid expenses and other current assets	13,974	13,214	16,394
Deferred income taxes	28,597	27,982	25,293

Total current assets	496,277	513,091	409,966

Property, plant, and equipment, net	84,809	86,229	71,557
Tradenames	305,733	305,733	306,733
Cost in excess of fair value of net assets acquired	136,570	136,570	136,570
Deferred debt issuance costs, net	3,314	3,598	4,463
Licensing agreements, net	4,346	5,260	8,001
Other assets	469	576	7,761
Total assets	$1,031,518	$1,051,057	$945,051

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,503	$3,503	$4,379
Accounts payable	42,915	79,011	30,097
Other current liabilities	56,211	57,613	45,425

Total current liabilities	102,629	140,127	79,901

Long-term debt	333,648	334,523	337,150
Deferred income taxes	107,928	108,989	114,177
Other long-term liabilities	41,411	40,822	30,998

Total liabilities	585,616	624,461	562,226

Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at April 4, 2009, January 3, 2009, and March 29, 2008	--	--	--
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized, 56,677,490, 56,352,111, and 57,008,933 shares issued and outstanding at April 4, 2009, January 3, 2009, and March 29, 2008, respectively	567	563	570
Additional paid-in capital	214,441	211,767	223,778
Accumulated other comprehensive (loss) income	(7,058)	(7,318)	392
Retained earnings	237,952	221,584	158,085

Total stockholders’ equity	445,902	426,596	382,825

Total liabilities and stockholders’ equity	$1,031,518	$1,051,057	$945,051

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	For the three-month periods ended
	April 4, 2009	March 29, 2008
Cash flows from operating activities:
Net income	$16,368	$11,559
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,395	7,007
Amortization of debt issuance costs	284	280
Non-cash stock-based compensation expense	1,874	1,586
Income tax benefit from exercised stock options	(778)	(40)
Non-cash asset impairment charges	2,962	--
Deferred income taxes	(1,665)	669
Effect of changes in operating assets and liabilities:
Accounts receivable	(6,871)	(8,794)
Inventories	49,545	51,262
Prepaid expenses and other assets	(760)	(1,564)
Accounts payable and other liabilities	(36,002)	(33,031)
Net cash provided by operating activities	33,352	28,934

Cash flows from investing activities:
Capital expenditures	(8,959)	(2,485)
Net cash used in investing activities	(8,959)	(2,485)

Cash flows from financing activities:
Payments on term loan	(875)	--
Share repurchase	--	(10,020)
Income tax benefit from exercised stock options	778	40
Proceeds from exercise of stock options	189	65
Net cash provided by (used in) financing activities	92	(9,915)

Net increase in cash and cash equivalents	24,485	16,534
Cash and cash equivalents, beginning of period	162,349	49,012

Cash and cash equivalents, end of period	$186,834	$65,546

CARTER’S, INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS

	Three-month period ended April 4, 2009
	(dollars in millions, except earnings per share)

	Operating Income	Net Income	Diluted EPS

Income, as reported (GAAP)	$28.6	$16.4	$0.28

Distribution facility closure costs (a)	3.3	2.1	0.04
Accelerated depreciation (b)	0.3	0.2	0.00
Asset impairment charges (c)	1.8	1.1	0.02
Workforce reduction (d)	3.3	2.1	0.04

Income, as adjusted (e)	$37.3	$21.9	$0.38

(a)
Costs associated with the closure of the Company’s Barnesville, Georgia distribution facility including $1.7 million in severance and related payroll taxes, $1.1 million in asset impairment charges, and $0.5 million in other closure costs.

(b)	Accelerated depreciation charges (included in selling, general, and administrative expenses) related to the closure of the Company’s Barnesville, Georgia distribution facility.

(c)	Asset impairment charges associated with the closure of the Company’s Oshkosh, Wisconsin facility.

(d)	Severance charges and related payroll taxes associated with the reduction in the Company’s corporate workforce.

(e)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  These adjustments which the Company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis.  We believe these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.